Exhibit 99.1

U.S. GoldMining Inc. Announces Plans to Commence an Initial Economic Assessment

At Whistler Gold-Copper Project, Alaska

Anchorage, Alaska – April 15, 2025 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or the “Company”) is pleased to announce its plan to commence an initial economic assessment for the Whistler Gold-Copper Project (“Whistler” or the “Project”), located 105 miles northwest of Anchorage, Alaska. The study (the “PEA”) will be intended to constitute an initial assessment under U.S. Regulation S-K 1300 (“S-K 1300”) and a preliminary economic assessment under Canadian National Instrument 43-101 (“NI 43-101”).

Highlights:

●	The PEA will consider the existing Project mineral resource estimate comprising 294 million tonnes (Mt) at 0.68 grams per tonne (g/t) gold equivalent (AuEq) for 6.48 million ounces (Moz) AuEq in the indicated resource category, and 198 Mt at 0.65 g/t AuEq for an additional 4.16 Moz AuEq in the inferred resource category. See Table 1 for details of this estimate.

●	The timing of the planned PEA is aligned with strong metal pricing, with gold hitting a series of record high prices over the past year and current spot gold exceeding $3,000/oz, versus the mineral resource estimate gold price of $1,850/oz.

●	The decision to proceed with the PEA follows successful drilling programs completed in 2023 and 2024, which included the best ever drill intercept of 652.5 meters at 1.00 g/t AuEq (see news release dated September 30, 2024) and discovery and expansion of additional high-grade mineralization within the Whistler Deposit.

●	The Company has completed an internal gap analysis to ensure a comprehensive dataset will inform the PEA. A Request for Proposal (“RFP”) process is currently underway to identify a mine engineering firm that will partner with the Company to complete the study. Further details regarding the successful applicant and expectation around timing for completion of the PEA will be announced at the completion of the RFP process.

●	Strong policy tailwinds for the Project within a supportive climate of state and federal policies respecting responsible resource extraction in Alaska (see news releases dated January 27, 2025, and March 24, 2025).

●	Whistler is the closest large undeveloped gold-copper mineral deposit to Anchorage, Alaska’s largest city (see Figure 1) and therefore has good proximity to existing highways, port facilities, grid power and a skilled work force, supply chain and services sector.

Tim Smith, Chief Executive Officer of U.S. GoldMining, commented: “The Company is delighted to commence the PEA process for the Project. This comes just two years after we completed our initial public offering. We began the re-discovery of the Project, including our initial exploration drill program, in 2023. This is another major step in moving the development of Whistler forward and is made possible by the excellent drill results returned from the 2023 and 2024 drill programs, including multiple intercepts of high-grade mineralization within the existing deposits at Whistler and Raintree. We have received strong interest from multiple potential mine engineering partners, and we look forward to making a further announcement about the awarding of the PEA contract in the near term. The Company is fully financed and has full Board support to complete the planned PEA. We also look forward to further announcements as to advancement of the proposed West Susitna Access Road which will connect Whistler with existing highway, port facilities and grid power infrastructure near Anchorage. The decision to proceed with a PEA on the Project underlines our belief that Whistler could present a robust future mining opportunity thereby offering significant organic growth for the Company, economic development for South Central Alaska and an important contribution to mineral resources security within the United States.”

Figure 1 Location map of the Project, the closest large undeveloped gold-copper mineral deposit to Anchorage, Alaska’s largest city.

Table 1 Mineral Resource Estimate for the Total Project (Effective date: September 12, 2024)

		Cut-off	ROM	In situ Grades					In situ Metal
Class	Deposit	Value (US$/t)	Tonnage (ktonnes)	NSR (US$/t)	AuEqv (g/t)	Au (g/t)	Cu (%)	Ag (g/t)	AuEqv (koz)	Au (koz)	Cu (mlbs)	Ag (koz)
	Whistler Pit	10	282,205	22.84	0.68	0.41	0.16	1.89	6,201	3,724	999	17,166
	Raintree Pit	10	8,905	21.08	0.63	0.46	0.08	4.81	180	131	16	1,378
Indicated	Indicated Open Pit	varies	291,410	22.79	0.68	0.41	0.16	1.98	6,381	3,855	1,015	18,544
	Raintree UG	25	3,064	34.41	1.03	0.79	0.13	4.49	101	78	9	443
	Total Indicated	varies	294,474	22.91	0.68	0.42	0.16	2.01	6,482	3,933	1,024	18,987
	Whistler Pit	10	18,224	21.01	0.63	0.40	0.13	1.75	368	233	54	1,025
	Island Mountain Pit	10	124,529	18.21	0.54	0.45	0.05	1.02	2,180	1,817	139	4,084
	Raintree Pit	10	15,056	23.12	0.69	0.55	0.06	4.36	335	267	21	2,112
Inferred	Inferred Open Pit	varies	157,809	19.00	0.57	0.45	0.06	1.42	2,883	2,317	214	7,221
	Raintree UG	25	40,432	32.81	0.98	0.76	0.12	3.31	1,275	994	103	4,300
	Total Inferred	varies	198,241	21.82	0.65	0.52	0.07	1.81	4,158	3,311	317	11,521

Notes to Table 1:

1.	Mineral resources are not mineral reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the mineral resources will be converted into mineral reserves.
2.	Inferred mineral resources are subject to uncertainty as to their existence and as to their economic and legal feasibility. The level of geological uncertainty associated with an inferred mineral resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability.
3.	The mineral resource estimate for the Whistler, Island Mountain, and the upper portions of the Raintree West deposits have been confined by an open pit with “reasonable prospects of economic extraction” using the following assumptions:
●	Metal prices of US$1,850/oz gold (Au), US$4.00/lb copper (Cu) and US$23/oz silver (Ag);
●	Payable metal of 95% payable for Au and Ag, and 96.5% payable for Cu;
●	Refining costs for g of US$8.00/oz, for Ag of US$0.60/oz and for Cu of US$0.05/lb;
●	Offsite costs for Au of US$77.50/wmt, for Ag of US$3.50/wmt and for Cu of US$55.00/wmt;
●	Royalty of 3% net smelter return royalty (NSR);
●	Pit slopes are 50 degrees;
●	Mining cost of US$2.25/t for waste and mineralized material; and
●	Processing, general and administrative costs of US$7.90/t.
4.	The lower portion of the Raintree West deposit has been constrained by a mineable shape with “reasonable prospects of eventual economic extraction” using a US$25.00/t cut-off.

5.	Metallurgical recoveries are: 70% for Au, 83% for Cu, and 65% Ag for Ag grades below 10g/t. The Ag recovery is 0% for values above 10g/t for all deposits.
6.	The NSR equations are: below 10g/t Ag: NSR (US$/t)=(100%-3%)*((Au*70%*US$54.646/t) + (Cu*83%*US$3.702*2204.62 + Ag*65%*US$0.664)), and above 10g/t Ag: NSR (US$/t)=(100%-3%)*((Au*70%*US$56.646g/t) + (Cu*83%*US$3.702*2204.62)).
7.	The Au Equivalent equations are: below 10g/t Ag: AuEq=Au + Cu*1.771 +0.0113Ag, and above 10g/t Ag: AuEq=Au + Cu*1.771.
8.	The specific gravity for each deposit and domain ranges from 2.76 to 2.91 for Island Mountain, 2.60 to 2.72 for Whistler with an average value of 2.80 for Raintree West.
9.	Numbers may not add due to rounding.

For further information regarding the Project and the mineral resource estimates referenced herein, refer to the technical report summary titled “S-K 1300 Technical Report Summary Initial Assessment for the Whistler Project, South Central Alaska” with an effective date of September 12, 2024, and the technical report titled “NI 43-101 2024 Updated Mineral Resource Estimate for the Whistler Project, South Central Alaska” with an effective date of September 12, 2024, available under the Company’s respective profiles at www.sec.gov and www.sedarplus.ca.

Tim Smith, P.Geo., Chief Executive Officer of the Company, has supervised the preparation of this news release and has reviewed and approved the scientific and technical information contained herein. Mr. Smith is a “qualified person” as defined under NI 43-101.

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is an exploration and development company focused on advancing the 100% owned Whistler Gold-Copper Project, located 105 miles (170 kilometers) northwest of Anchorage, Alaska, U.S.A. The Whistler Project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package entirely on State of Alaska Mining claims totaling approximately 53,700 acres (217.5 square kilometers).

Visit www.usgoldmining.us for more information, including high resolution figures.

For additional information, please contact:

U.S. GoldMining Inc.

Alastair Still, Chair

Tim Smith, Chief Executive Officer

Telephone Toll Free: 1-833-388-9788

Email: info@usgoldmining.us

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such statements include statements with regard to the Company’s expectations regarding the Project, the proposed PEA and the policy climate in Alaska and the United States. Words such as “expects”, “anticipates”, “plans”, estimates” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of future exploration may not confirm expectations, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals or permits, title disputes other risks inherent in the exploration and development of mineral properties and the other risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission at.www.sec.gov and Canadian Securities Administrators at www.sedarplus.ca. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release. Forward-looking statements contained in this news release are made as of this date, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.